As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDA GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1438776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Address of Principal Executive Offices) (Zip Code)

VIDA Global Inc. 2022 Equity Incentive Plan

VIDA Global Inc. 2026 Omnibus Equity Incentive Plan

(Full title of the plans)

Lyle Pratt

Chief Executive Officer

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ethan Silver

Daniel L. Forman

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

VIDA Global Inc. (the “Company”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the plans pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

Attention: Chief Executive Officer

Tel: (833) 588-8432

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s prospectus filed on May 18, 2026 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-294868), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b)	The Company’s Current Report on Form 8-K filed with the Commission on May 18, 2026 (other than any portions thereof deemed furnished and not filed); and

(c)	The description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-43282) filed with the Commission on May 11, 2026 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s second amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends as provided in Section 174 of the DGCL;

●	any transaction from which the director or officer derived an improper personal benefit; and

●	with respect to officers, any action by or in the right of the corporation.

As permitted by the DGCL, the Company’s amended and restated bylaws, provide that:

●	the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Company may indemnify its other employees and agents as set forth in the DGCL;

●	the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights provided in the Company’s amended and restated bylaws are not exclusive.

The Company has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its second amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in the Company’s second amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.

The Company currently carries liability insurance for its directors and officers.

Certain of the Company’s directors are also indemnified by their employers with regard to service on the Company’s board of directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation (included as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on May 18, 2026 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (included as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294868), filed with the Securities and Exchange Commission on April 2, 2026 and incorporated herein by reference).

5.1*	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of Wipfli LLP, independent registered public accounting firm.

23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	VIDA Global Inc. 2022 Equity Incentive Plan and related form agreements (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294868), filed with the Securities and Exchange Commission on April 2, 2026 and incorporated herein by reference).

99.2	VIDA Global Inc. 2026 Omnibus Equity Incentive Plan and related form agreements (included as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294868), filed with the Securities and Exchange Commission on April 2, 2026 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Park, Texas, on May 20, 2026.

VIDA GLOBAL INC.

By:	/s/ Lyle Pratt
Lyle Pratt
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lyle Pratt and Brandon Robinson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place, or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lyle Pratt	Chief Executive Officer and Director	May 20, 2026
Lyle Pratt	(Principal Executive Officer)

/s/ Brandon Robinson	Chief Operating Officer	May 20, 2026
Brandon Robinson	(Principal Financial Officer)

/s/ Joseph Wood	Accounting Officer	May 20, 2026
Joseph Wood	(Principal Accounting Officer)

/s/ Timothy Noah Hayes	Chief Product Officer and Director	May 20, 2026
Timothy Noah Hayes

/s/ Christopher Calicott	Director	May 20, 2026
Christopher Calicott

/s/ Henry S. Romaine Jr.	Director	May 20, 2026
Henry S. Romaine Jr.

/s/ Alan Braverman	Director	May 20, 2026
Alan Braverman